Exhibit 99.1

Liberty and Schlumberger Close North American Pressure Pumping Transaction

Supercharging Technology and Scale

DENVER & HOUSTON, January 4, 2021—Liberty Oilfield Services Inc. (NYSE: LBRT) and Schlumberger (NYSE: SLB) announced today the completion of the contribution of Schlumberger’s onshore hydraulic fracturing business in the United States and Canada (“OneStim®”) to Liberty on December 31, 2020, including its pressure pumping, pumpdown perforating, and Permian frac sand businesses, in exchange for a 37% equity interest in Liberty.

The transaction strengthens Liberty’s position in offering one of the most innovative suites of completion services and technologies to operators in onshore North America. Liberty will continue to be led by its current management team, developing and delivering next generation technology for the sustainable development of unconventional energy resources.

“Today, Liberty has laid the foundation for a new era of technology and sustainability in the oil and gas industry. We are driven to advance global energy access by bringing hydrocarbons to the surface in a clean, safe and efficient way,” said Chris Wright, Liberty Chairman and Chief Executive Officer. “Together, the talent and technology at Liberty enable us to execute on this responsibility, and we are excited to welcome our new employees and customers to the Liberty family. Our expanded technology portfolio, dedicated team of professionals and breadth of operations form the foundation for us to achieve greater innovation and efficiency to deliver the best service to our customers and returns to our shareholders.”

“This transaction positions Schlumberger to benefit from the strong recovery already underway in North American shale activity,” said Olivier Le Peuch, Chief Executive Officer, Schlumberger. “Our experience with Liberty over the past few months has confirmed our belief that this is the right combination for the future. We are proud to participate in the North America market with an organization that combines scale, technology, customer portfolio and talent unmatched in the industry. We look forward to realizing the synergies and to leverage our alliance agreement for further technology collaboration with Liberty.”

Concurrent with the closing, Liberty added two representatives from Schlumberger to its board of directors -Simon Ayat, Senior Strategic Advisor and former Executive Vice President and Chief Financial Officer, and James R McDonald, President of Americas Land.

Mr. Wright commented, “I am pleased to welcome Simon Ayat and James R McDonald to the Liberty board of directors. We are at an exciting time in our journey as a company, and their considerable global experience brings a unique perspective to Liberty. Our technology alliance agreement further complements our established technology and engineering services that help solve our customers’ challenges, and together, we look forward to enabling the next generation development of resources.”

About Liberty

Liberty is a leading North American oilfield services firm that offers one of the most innovative suites of completion services and technologies to onshore oil and natural gas exploration and production companies. Liberty was founded in 2011 with a relentless focus on developing and delivering next generation technology for the sustainable development of unconventional energy resources in partnership with our customers. Liberty is headquartered in Denver, Colorado. For more information about Liberty, please contact Investor Relations at IR@libertyfrac.com

Schlumberger-Private

About Schlumberger

Schlumberger is the world’s leading provider of technology and digital solutions for reservoir characterization, drilling, production, and processing to the energy industry. With product sales and services in more than 120 countries and employing approximately 82,000 people as of the end of third quarter of 2020 who represent over 170 nationalities, Schlumberger supplies the industry’s most comprehensive range of products and services, from exploration through production, and integrated pore-to-pipeline solutions that optimize hydrocarbon recovery to deliver reservoir performance sustainably.

Schlumberger Limited has executive offices in Paris, Houston, London, and The Hague, and reported revenues of $32.92 billion in 2019. For more information, visit www.slb.com.

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For further information, contact:

Investors

Michael Stock – Liberty Oilfield Services, Chief Financial Officer

Tel: +1 (303) 515-2851

IR@libertyfrac.com

Ndubuisi Maduemezia – Schlumberger Limited, Vice President of Investor Relations

Joy V. Domingo – Schlumberger Limited, Director of Investor Relations

Tel: +1 (713) 375-3535

investor-relations@slb.com

Media

Michael Stock – Liberty Oilfield Services, Chief Financial Officer

Tel: +1 (303) 515-2851

IR@libertyfrac.com

Giles Powell – Schlumberger Limited, Director of Corporate Communication

Tel: +1 (713) 375-3494

communication@slb.com

Schlumberger-Private